Dated       18th  January 2003







                (1) MURDO IAN JAMIESON and others



                   (2)  AUTO DATA NETWORK INC







                ________________________________

                      SHARE SALE AGREEMENT
                relating to MAM Software Limited
                ________________________________










                            McFaddens
                     City Tower- Level Four
                      40 Basinghall Street
                         London EC2V 5DE
                       Tel: 020 7588 9080
                        Fax: 020 7588 8988

                      SHARE SALE AGREEMENT


                           Date:                        18th
January 2003


  Parties:

  1. MURDO IAN JAMIESON of Hillsgate, Chapel Lane, Penistone, South Yorkshire S30 6AQ, NICHOLAS BOOTHAM HORROCKS of 89
       Station Lane, Oughtibridge, South Yorkshire S30 3HS, JOHN
      HIRST of 48 Bankfield Park Avenue, Huddersfield HD8 8JG and
       HOWARD ELWICK of 43 Church Croft, Roade, Northampton NN7
       2PG (together the "Vendors"); and

 2. AUTO DATA NETWORK INC, a corporation incorporated under the laws of the state of Delaware, USA whose registered office is at 30 Old Rudnick Lane, Dover, Delaware 19901 USA and whose principal office is at Suite 1600, One Rockefeller Plaza, New York, NY 10020, USA (the "Purchaser").


  Operative provisions:

  1. Interpretation

       In this Agreement the following words and expressions have the following meanings:

          " Accounts" means the balance sheet and profit and loss account of the Company as at 30th June 2002;

          " Accounts Date" means the date of the Accounts;

          "Agreed Form" means the form agreed between the parties on or prior to the date of this Agreement and initialled for the purpose of identification by the respective parties;

          "Business Day" means a day (other than a Saturday or a Sunday) on which banks generally are open for business in London;

            "CA" means the Companies Act 1985;

            "Cash Payment" means the payment of the sum of GBP2,500,000 pursuant to Clause 3.1.2;

            "Companies Acts" means the CA, the former Companies
            Acts (within the meaning of CAs 735 (1) and the Companies Act 1989;

            "Company" means MAM Software Limited, Company No
            1797213;

            "Completion" means the taking by each Party of the action to be taken by that Party pursuant to Clause 4;

            "Completion Accounts" means the audited accounts of the Company prepared by the Vendors as at the Completion Date;

            "Completion Date" means a day not later than 28 days after the date of this Agreement;

            "Consideration Shares" means shares in the Purchaser valued at GBP2,500,000 calculated at the price of $2 per share and an exchange rate of US$1.6 = GBP1;

            "Disclosure Documents" the bundle of documents initialled on behalf of the Vendors and the Purchaser for the purposes of identification and delivered with the letter referred to in the definition of "Disclosure
            Letter";

            "Disclosure Letter" means the letter of even date herewith from the Vendors to the Purchaser specifying exceptions to the Warranties and the Disclosure
            Documents;

            "Encumbrance" means any (other than by virtue of this Agreement) interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

           "FA" means a Finance Act;

           "ICTA" means the Income and Corporation Taxes Act 1988;

            "Intellectual Property" means any patent, patent application, know-how, trade mark, trade mark application, trade name, registered design, copyright or other similar industrial or commercial right;

            "MAM USA" means MAM Software North America Inc, a corporation organised and existing under the laws of the State of California USA and having its principal
            office at   12919 Alcosta Blvd., Suite 10, San Ramon,
            California, USA;

            "Purchaser's Solicitors" means McFaddens, City Tower
            Level Four, 40 Basinghall Street, London  EC2V 5DE;

            "Service Agreement" means the employment agreement between Murdo Ian Jamieson and the Company to be entered into on Completion;

            "Shares" means the entire issued share capital in the Company as set out in Schedule 1;

            "subsidiary" shall have the meaning assigned to it in CA s. 736;

           "Tax Deed" means the Deed in the agreed form concerning taxation liabilities to be made between the Vendors and the Purchaser;

           "Taxation" means all forms of taxation, duties, imposts and levies whatsoever, and wherever or whenever imposed;

            "Warranties" means the warranties and representations by the Vendors in Clause 6 and Schedule 2;

       1.2 All references in this Agreement to a statutory provision shall be construed as including references to:

      1.2.1 any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

      1.2.2 all statutory instruments or orders made pursuant to a statutory provision; and

      1.2.3 any statutory provisions of which a statutory provision is a consolidation, re-enactment or modification.

      1.3 Any reference in this Agreement to the Vendors includes their respective personal representatives.

          1.4 A reference in this Agreement to SSAP shall be a reference to a statement of standard accounting practice adopted by the Accounting Standards Board Limited.

          1.5 Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision.


     2 Agreement for sale

  Subject to the terms and conditions of this Agreement the Vendors shall sell or procure the sale with full title guarantee and the Purchaser shall purchase the Shares, free from all liens, charges and encumbrances and with all rights attaching to them, with effect from the Completion Date.


  3    Purchase consideration

  3.1  The purchase consideration for the Shares shall be:

            3.1.1 the issue by the Purchaser to the Vendors on the Completion Date of the Consideration Shares;

            3.1.2 the payment of GBP2,500,000 on the date falling six months after the Completion Date, or if the same is not a Business Day, then the next following Business Day together with interest calculated at 1% over the Citibank base rate as the same shall be in force from day to day during the period from the Completion Date until the actual date of payment. The Purchaser shall be entitled to prepay this amount at two business days notice.

  3.2 The Consideration Shares shall be fully paid, non assessable shares of common stock of the Purchaser and shall rank pari passu with all other common stock of the Purchaser in issue at the date of issue of those Consideration Shares save as regards any dividend declared or paid by reference to a record date which is prior to the applicable issue date, being the Consideration Date or the first anniversary thereof, as the case may be.

  3.3  Each of the Vendors severally agrees with the
  Purchaser:

       3.3.1     that he will not dispose of any of his
       Consideration Shares other than in accordance with SEC
       Regulations and any other laws and regulations applicable to the trading of such shares; and

       3.3.2 that he will not dispose of any shares in the Purchaser issued pursuant to this Agreement within one year of the date of issue thereof

  3.4 Notwithstanding the terms of this Clause 3 any obligation on the Purchaser in this Clause 3 to make payments or issue shares to the Vendors shall be discharged by making such payment to or issuing such shares to the Vendors (or as the Vendors may otherwise direct) as to 70% to Murdo Ian Jamieson, as to 20% to Nicholas Bootham Horrocks, as to 5% to John Hirst and as to 5% to Howard Elwick.


  4    Completion

  4.1 Completion shall take place at the offices of the Purchaser's Solicitors on the Completion Date.

  4.2  At Completion the Vendors shall deliver to the Purchaser:

            4.2.1 duly completed and signed transfers in favour of the Purchaser or as it may direct of the Shares together with the relative share certificates;

            4.2.2 the resignation of Winifred Theresa Jamieson as company secretary of the Company;

            4.2.3 the Disclosure Letter;

            4.2.4 the Tax Deed duly completed;

            4.2.5 the statutory books and Certificate of Incorporation of the Company;

            4.2.6 the Service Agreement duly signed by Murdo Ian
            Jamieson; and

            4.2.7 the Vendors shall repay all monies then owing by each of them to the Company, if any, whether due for payment or not.

            4.3 At Completion a board meeting of the Company shall be held at which:

            4.3.1 such persons as the Purchaser may nominate shall be appointed additional directors and company secretary with immediate effect;

            4.3.2 the transfers referred to in clause 4.2.1 shall be approved (subject to stamping);

            4.3.3 the registered office of the Company shall be changed to The Forsyth Centre, Century Place, Lamberts Road, Tunbridge Wells TN2 3EH; and

            4.3.4 the Service Agreement shall be approved.

     4.4.1 The Vendors shall within 42 days of the Completion Date deliver the Completion Accounts to the Purchaser.

     4.4.2 Within 14 days of receipt of the Completion Accounts, the Purchaser will agree their terms with the Vendors. In the absence of such agreement, either party may refer the Completion Accounts to an independent firm of chartered accountants of repute who shall be asked to decide as experts and not as arbitrators on the final version of the Completion Accounts.

       If the net assets as shown by the Completion Accounts are more than GBP150,000 below the net assets as shown in the Accounts, the difference between such amounts shall be due from the Vendors to the Purchaser within 180 days of the agreement or decision, as the case may be, under Clause 4.4.2

       4.5  Conduct pending Completion

       Each of the Vendors hereby undertakes to the Purchaser that in the period prior to Completion:

            4.5.1 the business of the Company and MAM USA will be carried on as a going concern in the normal course;

            4.5.2 no physical assets of the Company or MAM USA shall be removed from the premises of the Company or MAM USA, as the case may be, save in the ordinary course of normal day to day trading;

            4.5.3 it will use its best endeavours to maintain the trade and trade connections of the Company and MAM
            USA;

            4.5.4 all debts which the Company or MAM USA incurs in the normal course of the business will be settled within the applicable periods of credit;

            4.5.5 it shall promptly give to the Purchaser full details of any material changes in the business, financial position and/or assets of the Company and MAM USA;

            4.5.6each of the Company and MAM USA shall maintain in force policies of insurance with limits of indemnity at least equal to, and otherwise on terms no less favourable than, those policies of insurance currently maintained by them;

            4.5.7 no amendment shall be made to any pension arrangements;

            4.5.8 neither the Company nor MAM USA shall:

              (a) enter into, modify or agree to terminate any material contract (other than in the ordinary course of business) or incur any capital expenditure in excess of GBP10,000 on any individual item;

              (b)     appoint or employ any new employees,
              workers or consultants at an annual salary or rate of remuneration in excess of GBP20,000;

              (c)     alter materially, or agree to alter
              materially, the terms and conditions of
              employment (including benefits) of any of its employees or workers, nor dismiss any of its employees or workers and the Vendors shall not directly or indirectly induce or endeavour to induce any of such employees or workers to terminate their employment prior to Completion;

              (d) dispose of any material assets used or required for the operation of the business of the Company or MAM USA (otherwise than in the ordinary course of business) or enter into any other transaction otherwise than in the ordinary course of business;

              (e) issue or dispose of or create any rights over or agree to do any of the foregoing over any shares in MAM USA;

              (f) create any Encumbrance over any of its assets or its undertaking nor, otherwise than in the ordinary course of business, give any guarantees or indemnities in respect of any third party;

              (g) institute, settle or agree to settle any legal proceedings relating to the business of the Company or MAM USA, as the case may be, save for debt collection in the ordinary course of business;

              (h) grant or modify or agree to terminate any rights or enter into any agreement relating to Intellectual Property or otherwise permit any of its rights relating to Intellectual
              Property to lapse;

              (i) incur any liabilities to the Vendors and the Vendors shall not incur any liabilities to the Company or MAM USA, as the case may be, other than trading liabilities incurred in the ordinary course of business; or

  provided that the Vendors and the Company and MAM USA shall be entitled to do any of the things specified in sub-clause 4.5.8 with the prior written consent of the Purchaser.


       5    Warranties by the Vendors

    5.1 The Vendors severally warrant to the Purchaser that, save as disclosed in the Disclosure Letter, the Warranties set out in Schedule 2 are true and accurate in all material respects and that all facts contained in the Disclosure Letter in such respect are true and there are no material facts known to the Vendors which are inconsistent with any Warranty and which have not been disclosed by the Vendors in the Disclosure Letter.

    5.2 The Vendors shall have no liability to the extent that the circumstances, facts or events giving rise to any claim are set out or referred to in or annexed to this Agreement, the Accounts or the Disclosure Letter.

       5.3 Each of the Warranties is without prejudice to any other Warranty.

       5.4 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by completion of the purchase of the Shares, by any failure to exercise or delay in exercising any right or remedy unless a specific and duly authorised written waiver or release shall have been given by the Purchaser.

       5.5 The Vendors shall have no liability in respect of any claims in respect of the Warranties unless the total loss sustained in respect of all of those claims (when aggregated with any losses sustained any under previous claims) shall exceed GBP75,000 and in computing such aggregate, any claim under which the loss sustained does not exceed GBP5,000 shall be ignored.

       5.6 The Purchaser shall not make any claim in respect of the Warranties against the Vendors unless made in writing in reasonably detailed form within twelve months after the Completion Date, except in the case of fraud.

       5.7 The aggregate liability of the Vendors in respect of all claims in respect of the Warranties shall not in any event exceed GBP2,500,000.

       5.8 The Vendors shall have no liability to the extent that allowance, provision or reserve was made in the Accounts in respect of the matters to which such liability relates or such matter was taken into account in computing the amount of any such allowance, provision or reserve or such matter was specifically referred to in the notes to the Accounts.

       5.9 The Vendors shall be under no liability in respect of any matters resulting from a change in accounting or in Taxation policy or practice of the Purchaser or any Company including the method of submission of Taxation returns introduced, or the making of any claim, election, surrender, disclaimer notice or consent, since or having effect after Completion.


       5.10 If the Purchaser or any Company shall receive any claim ("a Third Party Claim") which shall be made by a third party against any Company, which might constitute or give rise to a liability pursuant to this Agreement, the Purchaser shall (subject to being indemnified and secured to its reasonable satisfaction against all reasonable costs and expenses for which it or any Company may become liable):

            5.10.1   take such action as the Vendors may
         reasonably request to avoid, dispute, resist, appeal, compromise or defend or mitigate any such Third Party
         Claims;

            5.10.2 not make any admission of or settle or compromise any liability which the Company may have in relation to the Third Party claim without the prior written consent of the Vendors, such consent not to be unreasonably withheld or delayed;

       5.11 The Purchaser acknowledges that it is entering into this Agreement in reliance on no warranty, representation or undertaking save as specifically set out in this Agreement.

       5.12 The amount of any successful claim against the Vendors shall be deemed to constitute a reduction in the Consideration.



       6    Warranties by The Purchaser

       6    The Purchaser warrants to the Vendors that:

            6.1 The Purchaser will prior to the issue of the Consideration Shares duly authorise the issue of the Consideration Shares;

            6.2 The Purchaser is an corporation duly organised and validly existing and in good standing under the laws of the State of Delaware and has power and authority and all material licences and permits necessary to carry on its business and to own its assets. The Purchaser has all requisite legal and corporate power, and has taken all requisite corporate action to execute and deliver this Agreement and to carry out and perform all of its obligations under this Agreement and will by the relevant issue date have taken all requisite corporate action necessary to issue the Consideration Shares to be issued on such issue date in accordance with this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting the enforcement of creditors' rights generally and
            (ii) as limited by equitable principles
            generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof, and the issue of the Consideration Shares by the Purchaser will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate Incorporation or Bylaws of the Purchaser or any indenture, mortgage, lease or other material agreement or instrument of the Purchaser or so far as it is aware but without prejudice to any other provision of this Agreement any statute, law, rule or regulation or any state or federal order, judgement or decree.

            6.3  the Consideration Shares when issued in
            compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issue and delivery of the Consideration Shares is not subject to pre-emptive or any other similar rights of the stockholders of the Purchaser or any liens of encumbrances. The issue and delivery of the Consideration Shares and the compliance by the Purchaser with its obligations under this Agreement will be in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934 as amended and the rules and regulations promulgated thereunder and with the rules and regulations of any stock market on which its common stock may be listed.

            6.4 No consent, approval, order or authorisation of, or registration, qualification, designation, declaration or filing with, any federal, state, local, governmental authority inside or outside the United States of America on the part of the Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement; and


            6.5 The Purchaser has done and will do all such things, and has not failed to do and will not omit to do anything, including, without limitation, in relation to compliance with filing and other duties under the Securities and Exchange Act 1934 and rules and regulations thereunder, as may be necessary to enable the Purchaser to comply with its obligations under this Agreement and to enable the issue and delivery and sale of the Consideration Shares in accordance with the Agreement.

            6.6  The Purchaser shall within 30 days of the
            Completion Date enter into an underwriting
            agreement and file the same with the SEC in
            respect of at least US$5,000,000.   If it shall
            fail to do so or if such underwriting agreement shall fail or be withdrawn at any time prior to the making of the Cash Payment, the Purchaser shall promptly arrange the issue of a guarantee or standby letter of credit issued by a third party institution in favour of the Vendors in respect of the Cash Payment.


     7 Restrictive Agreement

  7    For the purpose of assuring to the Purchaser the full
  benefit of the business and goodwill of the Company, the Vendors undertake by way of further consideration for the obligations of the Purchaser under this Agreement as separate and independent agreements that none of them will:

       7.1 at any time after the Completion Date disclose to any person or himself use for any purpose, and shall use all reasonable endeavours to prevent the publication or disclosure of, any information concerning the business,
       accounts or finances of the Company   or any of its
       clients' or customers' transactions or affairs which may, or may have, come to his knowledge;

       7.2 for a period of two years after the Completion Date either on his own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to his knowledge is now or has during the twelve months preceding the date of this Agreement been a client, customer or employee of, or in the habit of dealing with, the Company.

       7.3 for a period of two years after the Completion Date either on its own account or for any other person be engaged in any business which competes with the business carried on the Company at the Completion Date provided that this Clause shall not prohibit an investment of less than 5% in the shares of any company whose shares are listed on a recognised stock exchange.


     8 General

  8.1 No announcement of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties. Any announcement by either party shall in any event be issued only after prior consultation with the other party.

  8.2 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but none of the rights of the parties under this Agreement or the Warranties may be assigned or transferred.

  8.3 Save where expressly otherwise provided, all expenses incurred by or on behalf of the parties, including all fees or agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement shall be borne solely by the party who incurred the liability and the Company shall not have any liability in respect of them.

  8.4 Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may by agreement in writing between or on behalf of the Vendors and the Purchaser be substituted for them.

  8.5 Any notice required to be given by any of the parties under this Agreement may be sent by first class post (or air mail if overseas) to the address of the addressee as set out in this Agreement or to such other address as the addressee may from time to time have notified for the purpose of this clause. Communications sent by airmail postage shall be deemed to have been received six Business Days after posting. In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

  8.6 The Purchaser hereby irrevocably appoints the Purchaser's Solicitors as its agent for service of process in England in relation to any matter arising out of this Agreement or any other agreement or undertaking entered into pursuant to or in connection with this Agreement.

  8.7 This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.


  AS WITNESS the hands of the parties hereto or their duly authorised representatives on the date set out above.


  SIGNED by MURDO IAN                 )
  JAMIESON in the presence of:        )




  SIGNED by NICHOLAS        )
  BOOTHAM HORROCKS in the   )
  presence of:              )


  SIGNED by JOHN HIRST      )
  in the presence of:       )


  SIGNED by HOWARD ELWICK   )
  in the presence of:       )



  for and on behalf of AUTO DATA      )
  NETWORK INC in the presence of :-   )






                           SCHEDULE 1


                 Details of MAM Software Limited


Company number:          1797213

Date of incorporation:   5th March 1984

Share capital:
  Authorised: GBP100 divided into 100 Ordinary Shares of GBP1 each
  Issued:     GBP100 Ordinary Shares of GBP1

Shareholders:  Murdo Ian Jamieson  70 Ordinary Shares of GBP1 each
        Nicholas Bootham Horrocks  20 Ordinary Shares of GBP1 each
               John Hirst           5 Ordinary Shares of GBP1 each
               Howard Elwick        5 Ordinary Shares of GBP1 each

Registered office:    Grangewood
                      Chapel Lane
                      Penistone
                      Sheffield S30 6AQ

Directors:            Murdo Ian Jamieson
                      Howard Elwick
                      John Hirst
                      Nicholas Bootham Horrocks

Secretary:            Winifred Theresa Jamieson

Subsidiaries:         MAM USA
                      None others



            Details of MAM Software North America Inc

Company number:

Date of incorporation:

Share capital:
       Authorised:    5,000,000 shares of $0.01 each

       Issued:        4,700,000 shares of $0.01 each

Shareholders:         MAM       2,650,000 shares


Registered office:    San Ramon, California, USA

Directors:            Murdo Ian Jamieson

Secretary:

Subsidiaries:         None

                         SCHEDULE 2

                         Warranties

       1.   Corporate Matters

            1.1  The information relating to the Company and MAM
            USA contained in Schedule 1 is true.

            1.2 The Shares constitute the entire issued and allotted share capital of the Company.

            1.3 There are no agreements or arrangements in force, other than this Agreement, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company or MAM USA.

            1.4 Save for immaterial errors the register of members and other statutory books of the Company and MAM
            USA have been properly kept and contain an accurate and complete record of the matters with which they should deal; and no notice or allegation, that any of them is incorrect or should be rectified, has been received.

            1.5 All returns, particulars, resolutions and documents required by the Companies Act 1985 to be filed with the Registrar of Companies in respect of the Company and documents similarly required in respect of MAM USA in the United States have been duly filed and were correct.


       2.   Accounting Matters

       2.1 The Accounts have been prepared in accordance with the historical cost convention.

       2.2  The Accounts:

                 2.1.1     give a true and fair view of the
                 assets, liabilities (including contingent, unquantified or disputed liabilities) and commitments of the Company at the Accounts
                 Date and its profits for the financial
                 period ended on that date;

                 2.1.2 and are not affected by any extraordinary, exceptional or non-recurring item.

       2.3 All the accounts, books, ledgers, and other financial records of the Company are in its possession and have been maintained.


       3.   Financial Matters

       3.1 Neither the Company nor MAM USA has any capital commitments outstanding.

       3.2 Neither the Company nor MAM USA has paid or declared any dividend or made any other payment which is, or is treated as, a distribution for the purposes of ICTA Part VI and Chapter II.

       3.3 Neither the Company nor MAM USA has repaid, or become liable to repay, any indebtedness in advance of its stated maturity.

       3.4 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company or MAM USA other than those incurred in the ordinary course of trading.

       3.5 None of the facilities available to the Company or MAM USA is dependent on the guarantee or indemnity of, or any security provided by, a third party.

       3.6 There is not now outstanding in respect of the Company or MAM USA any guarantee, or agreement for indemnity or for suretyship, given by, or for the accommodation of, the Company or MAM USA.

       3.7 The amounts now due from debtors will be recoverable in full in the ordinary course of business, and in any event not later than twelve weeks from the date of this Agreement.

       3.8 There is not now outstanding in respect of the Company or MAM USA any guarantee, or agreement for indemnity or for suretyship, given by, or for the accommodation of, the Company or MAM USA.


  4.   Taxation Matters


       4.1 All returns, computations and payments which should be, or should have been, made by the Company or MAM USA for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is, or is likely to be, the subject of any dispute with the Inland Revenue or other Taxation authorities.

       4.2 Each of the Company and MAM USA has duly deducted and accounted for all amounts which it has been obliged to deduct in respect of Taxation and, in particular, the Company has properly operated the PAYE system, by deducting tax, as required by law, from all payments made, or treated as made, to its employees or former employees, and accounted to the Inland Revenue for all tax so deducted and for all tax chargeable on benefits provided for its employees or former employees.

       4.3 Neither the Company nor MAM USA will, nor will become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or amounts corresponding thereto) in consequence of the failure by any other person (not being a group company) to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or prior to the date of this Agreement.

       4.4 Neither the Company nor MAM USA has incurred or is, or has become, liable to incur expenditure which will not be wholly deductible in computing its taxable profits except for expenditure on the acquisition of an asset to be held otherwise than as stock-in-trade.

       4.5 The Company has not made or agreed to make, a surrender of, or claim for, group relief pursuant to ICTA Pt X Ch IV (group relief) or is liable to make or entitled to receive a payment for group relief otherwise than to or from another group company.

       4.6 The execution or completion of this Agreement will not result in any profit or gain deemed to accrue to the Company or MAM USA for Taxation purposes.

       4.7 Neither the Company nor MAM USA has in the six years ending on the date of this Agreement carried out, or been engaged in, any transaction or arrangement in respect of which there may be substituted for the consideration given or received by the Company or MAM USA a different consideration for Taxation purposes.

       4.8 The Company has duly registered and is a taxable person for the purpose of value added tax and has not applied for treatment as a member of a group.


       5.   Trading Matters

       5.1  The business of the each of the Company and MAM
            USA has been continued in the ordinary and normal course.

       5.2 Neither the Company nor MAM USA is, nor has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association.

       5.3 Neither the Company nor MAM USA is engaged in any litigation or arbitration proceedings, as claimant or defendant; there are no such proceedings pending or threatened, either by or against the Company or MAM USA.

       5.4 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of the Company or MAM USA, and there are no facts which may give rise to any such dispute.

       5.5 There are no claims pending or threatened, or capable of arising, against the Company or MAM USA, by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

       5.6 Each of the Company and MAM USA has conducted and is conducting its business in all material respects in accordance with all applicable laws and regulations, whether of the United Kingdom or elsewhere.

       5.7  No power of attorney given by the Company or MAM
            USA is in force.

       5.8 Neither the Company nor MAM USA is a party to any contract or arrangement which is not of an entirely arm's length nature.

       5.9 There are no outstanding authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of the Company or MAM USA.

       5.10 Neither the Company nor MAM USA is nor will with the lapse of time become, in default in respect of any obligation or restriction binding upon it.



       6    Employment Matters

       6.1 Full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees and officers of the Company and MAM USA, including without limitation profit sharing, commission or discretionary bonus arrangement have been advised to the Purchaser.

       6.2 Neither the Company nor MAM USA is bound or accustomed to pay any monies other than in respect of remuneration, or emoluments of employment, or pension benefits, to, or for the benefit of, any officer or employee of the Company or MAM USA.

       6.3 Neither the Company nor MAM USA is under any legal or moral liability or obligation, or a party to any ex-gratia arrangement or promise, to pay pensions, gratuities, superannuation allowances, or the like, or otherwise to provide 'relevant benefits' within the meaning of ICTA s 612, to or for any of its past or present officers or employees or their dependants; and there are no retirement benefit, or pension or death benefit, or similar schemes or arrangements in relation to, or binding on, the Company or MAM USA or to which the Company or MAM USA contributes.


       7.   Asset Matters

       7.1 Each of the Company and MAM USA owns and has good and marketable title to all assets purported to be held by it.

       7.2 The plant, machinery, equipment, vehicles and other equipment used in connection with the business of the Company and MAM USA:

            7.2.1     are in a good and safe state of repair and
                 condition and satisfactory working order and have been regularly and properly maintained;

            7.2.2     are the absolute property of the Company or
                 MAM USA, as the case may be, save for those items in respect of which the outstanding payments do not exceed GBP5,000;

             7.2.3     are not expected to require replacements or
                 additions at a cost in excess of GBP10,000 within six months from the date of this Agreement;

             7.2.4    are all capable, and (subject to normal wear
                 and tear) will remain capable, throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Company or MAM USA, as the case may be, (in accordance with the normal recognised accountancy principles consistently applied prior to the date of this Agreement), of doing the work for which they were designed or purchased.

       7.3 All the stock-in-trade of each of the Company and MAM USA, and those of its other assets and undertakings which are of an insurable nature, are, and have at all material times been, insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by the Company or MAM USA, as the case may be.

       7.4 Each of the Company and MAM USA is now, and has at all material times been, adequately covered against accident, damage, injury, third party loss (including product liability) loss of profits and other risks normally insured against by persons carrying on the same business as that carried on by the Company or MAM USA, as the case may be.

       7.5 All insurances are currently in full force and effect, and nothing has been done or omitted to be done which could make any policy or insurance void or voidable, or which is likely to result in an increase in premium.

       7.6 No claim is outstanding, or may be made, under any of the insurance policies and no circumstances exist which are likely to give rise to a claim.


       8.   Property Matters

       8.1 Each of the Company and MAM USA has good and marketable title to all of its properties which comprise all the estate or interests of the Company or MAM USA, as the case may be, in any land or premises.

       8.2 Each of the Company and MAM USA has in its possession or under its control all duly stamped deeds and documents which are necessary to prove title to each of such properties.

       8.3 Each of the Company and MAM USA has duly and punctually performed and observed all covenants, conditions, agreements, statutory requirements, planning consents, by-laws, orders and regulations affecting any of such properties, and no notice of any breach of any such matter has been received.

       8.4 The use of each of such properties is the permitted use for the purposes of the Town &
            Country Planning Acts or analogous legislation in the USA.

       8.6 Such properties have at all times been held by the Company or MAM USA, as the case may be, as investments and not trading stock.


       9.   Intellectual Property Rights and Trade Secrets

       9.1 All Intellectual Property rights used or acquired by the Company or MAM USA, as the case may be, in connection with its business are in full force and effect and are vested in and beneficially owned by it.

       9.2 No right or licence has been granted to any person by the Company or MAM USA to use in any manner or to do anything which would or might otherwise infringe any of the Intellectual Property rights referred to above; and no act has been done or omission permitted by the Company or MAM USA, as the case may be, whereby they or any of them have ceased or might cease to be valid and enforceable.

       9.4 The business of each of the Company and MAM USA (and of any licensee under a licence granted by either of them) as now carried on does not and is not likely to infringe any Intellectual Property right of any other person (or would not do so if the same were valid) or give rise to a liability to pay compensation pursuant to the Patents Act 1977 Sections 40 and 41 and all licences to the Company or MAM USA, as the case may be, in respect of any such Right are in full force and effect.

       9.5 Neither the Company nor MAM USA has (otherwise than in the ordinary and normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.

       9.6 Neither the Company nor MAM USA is a party to any secrecy agreement or agreement which may restrict the use of disclosure of information.

       9.7 Nothing has been done or omitted by the Company or MAM USA which would enable any licensee under a licence granted by the Company or MAM USA, as the case may be, to be terminated or which in any way constitutes a breach of terms of any licence.

   10.  General Matters

            10.1 So far as the Vendors are aware, all information given by the Vendors, or the Vendors' accountants to the Purchaser, or the Purchaser's accountants relating to the business, activities, affairs, or assets or liabilities of the Company or MAM USA, as the case may be, was, when given, and is now accurate and comprehensive in all respects.

            10.2 To the best of the Vendors' knowledge, there are no material facts or circumstances, in relation to the assets, business or financial condition of the Company or MAM USA, as the case may be, which have not been fully and fairly disclosed in writing to the Purchaser and which, if disclosed, might reasonably have been expected to affect the decision of the Purchaser to enter into this Agreement.